Exhibit 99.1
CONTACT: Terry Hammett, Investor Relations
Commercial Vehicle Group, Inc.
(614) 289-5384
FOR IMMEDIATE RELEASE

COMMERCIAL VEHICLE GROUP ANNOUNCES FOURTH QUARTER
and FISCAL YEAR 2016 RESULTS

Benefits of Restructuring Program Taking Hold. Construction and Agriculture Segment Performs Well.

NEW ALBANY, OHIO, MARCH 9, 2017 /PRNewswire/ – Commercial Vehicle Group, Inc. (the “Company” and "CVG") (Nasdaq: CVGI) today reported financial results for the fourth quarter and fiscal year ended December 31, 2016.

Patrick Miller, President and CEO, stated, “Our focus for the last year has been on driving down costs and that effort is being reflected positively in our results. We have been effectively managing a significant cyclical decline in end user demand while implementing systemic improvements and restructuring actions. Now we are looking forward to the benefit of lower fixed cost levels and improved margins once the markets start to turn around. In addition, we are anticipating the benefits from the ramp-up of the next generation platform launches and new product development actions. Our Global Truck and Bus Segment performed well in managing the variable costs down as their market declined in 2016. We have been encouraged by the more consistent North American Truck orders the last several months coupled with increasing backlogs. Additionally, I want to mention the outstanding work that is being accomplished in our Global Construction and Agriculture Segment which on lower sales year over year finished 2016 strongly by doubling the operating income margin for the year when compared to 2015. That performance is contributing to the positive momentum that we are building throughout the Company. We have high expectations for what can be accomplished as we drive the right actions across CVG.”

Tim Trenary, Chief Financial Officer, stated, “The Company has done an excellent job of managing costs given the sales environment. Selling, general, and administrative costs were consistent with last quarter and down 15 percent year over year. This, along with our continued operational improvement and restructuring efforts, has allowed us to protect our margins – operating income margin for 2016 was 3.8 percent, and as adjusted for special items the operating income margin for 2016 was 4.5 percent, just 40 basis points lower than the prior year on lower sales. Furthermore, our cash position improved by $38 million, or 40 percent year over year. This improved cost structure and balance sheet positions us well for 2017 and beyond.”

Consolidated Results

Fourth Quarter 2016 Results

	Fourth Quarter
	2016		2015
($ in millions except EPS)	GAAP	Non-GAAP	GAAP	Non-GAAP
Revenues	$150.0	$150.0	$184.7	$184.7
Operating Income	$3.9	$5.1	$5.3	$6.1
Net Income (Loss)	$0.4	$0.7	$(2.3)	$(1.4)
Basic/Diluted Earnings (Loss) Per Share	$0.01	$0.02	$(0.08)	$(0.05)
(See Appendix A for Reconciliation of GAAP to Non-GAAP Financial Measures)

•
Revenues in the fourth quarter of 2016 were $150.0 million compared to $184.7 million in the prior year period, a decrease of 18.8 percent, primarily resulting from a decline in fourth quarter heavy-duty truck production in North America. Foreign currency translation negatively impacted fourth quarter revenues by $2.9 million, or 1.6 percent.

•
Operating income in the fourth quarter of 2016 was $3.9 million compared to $5.3 million in the prior year period. The decrease in operating income period-over-period was primarily the result of lower revenues and higher restructuring charges offset by operational improvements and the benefit of cost reduction and restructuring actions. The fourth quarter 2016 results included restructuring charges of $1.2 million and the fourth quarter of 2015 results included $0.8 million of restructuring charges.

•
Net income in the fourth quarter of 2016 was $0.4 million, or $0.01 per diluted share, compared to a net loss of $2.3 million, or $(0.08) per diluted share, in the prior year period. Earnings per share, as adjusted for special items, were $0.02 per diluted share in the fourth quarter 2016 compared to a loss of $(0.05) per diluted share in the prior year period. As compared to the prior year period, net income in the fourth quarter of 2016 benefited from lower interest and other expense from the realization of an insurance settlement and lower income tax provision, and fourth quarter 2015 results included costs associated with the optional redemption of $15 million of our senior secured notes. Diluted shares outstanding were 30.2 million for the fourth quarter of 2016 compared to 29.7 million in the prior year period.

Fiscal Year 2016 Results

	Full Year
	2016		2015
($ in millions except EPS)	GAAP	Non-GAAP	GAAP	Non-GAAP
Revenues	$662.1	$662.1	$825.3	$825.3
Operating Income	$25.4	$29.5	$38.0	$40.4
Net Income	$6.8	$8.7	$7.1	$8.8
Basic/Diluted Earnings Per Share	$0.23	$0.29	$0.24	$0.29
(See Appendix A for Reconciliation of GAAP to Non-GAAP Financial Measures)

•
Revenues in fiscal year 2016 were $662.1 million compared to $825.3 million in the prior year, a decrease of 19.8 percent, resulting primarily from a decline in heavy-duty truck production in North America. The 2016 North American heavy-duty truck production was 228,000 units compared to 323,000 units in 2015, while the

2016 North American medium-duty truck production was 233,000 units compared to 237,000 units in 2015. Foreign currency translation negatively impacted fiscal year 2016 revenues by $8.6 million, or 1.0 percent.

•
Operating income in fiscal year 2016 was $25.4 million compared to operating income of $38.0 million in the prior year, a decrease of $12.6 million. The decrease in operating income period-over-period was primarily the result of lower revenues offset by operational improvements and the benefit of cost reduction and restructuring actions. Results in 2016 included restructuring charges of $3.5 million and 2015 included restructuring charges of $2.3 million.

•
Net income was $6.8 million in fiscal year 2016, or $0.23 per diluted share, compared to net income of $7.1 million, or $0.24 per diluted share, in fiscal year 2015. Net income in fiscal year 2016 reflects an income tax provision near zero compared to an income tax provision of $9.8 million in the prior year period. The decrease in the income tax provision period-over-period was primarily the result of the tax benefit arising from domestic pre-tax losses in 2016. Diluted shares outstanding were 29.9 million for the fiscal year ending December 31, 2016 compared to 29.4 million for the fiscal year ending December 31, 2015.

In fiscal year 2016, the Company did not have any borrowings under its asset-based revolver and therefore was not subject to any financial maintenance covenants. At December 31, 2016, the Company had liquidity of $168 million; $130 million of cash and $38 million availability from its asset based revolver.

Segment Results

Global Truck and Bus Segment (GTB)

Fourth Quarter 2016 Results

•
Revenues for the GTB Segment in the fourth quarter of 2016 were $91.6 million compared to $127.1 million for the prior year period, a decrease of 27.9 percent primarily resulting from a 36 percent decline in heavy-duty truck production in North America period-over-period.

•
Operating income in the fourth quarter of 2016 was $6.3 million compared to $13.7 million for the prior year period. The decrease in operating income period-over-period was primarily the result of lower revenues offset by operational improvements and the benefit of cost reduction and restructuring actions. The fourth quarter 2016 and 2015 results included restructuring charges of $1.0 million and $0.3 million, respectively.

Fiscal Year 2016 Results

•
Revenues for the GTB Segment in fiscal year 2016 were $416.3 million compared to $565.3 million in the prior year, a decrease of 26.4 percent primarily resulting from a 34 percent decline in heavy-duty truck production in North America compared to 2015.

•
Operating income in fiscal year 2016 was $30.9 million compared to $59.3 million in the prior year. The decrease in operating income period-over-period was primarily the result of lower revenues offset by operational improvements and the benefit of cost reduction and restructuring actions. Results in 2016 and 2015 included restructuring charges of $2.7 million and $1.8 million, respectively.

Global Construction and Agriculture Segment (GCA)

Fourth Quarter 2016 Results

•
Revenues for the GCA Segment in the fourth quarter of 2016 were $60.4 million, consistent with the prior year period. Foreign currency translation negatively impacted fourth quarter 2016 revenue by $3.0 million, or by 5.0 percent.

•
Operating income in the fourth quarter of 2016 was $2.5 million compared to $0.7 million for the prior year period. Improvement in operating income period-over-period resulted primarily from operational improvements and the benefit of cost reduction and restructuring actions. The fourth quarter 2016 and 2015 results included restructuring charges of $0.2 million and $0.5 million, respectively.

Fiscal Year 2016 Results

•
Revenues for the GCA Segment in fiscal year 2016 were $254.0 million compared to $271.6 million in the prior year, a decrease of 6.5 percent primarily reflecting the soft North American construction equipment end market. Foreign currency translation negatively impacted fiscal year 2016 revenue by $8.6 million, or 3.2 percent.

•
Operating income in fiscal year 2016 was $15.7 million compared to $8.0 million in the prior year. Improvement in operating income period-over-period resulted primarily from operational improvements and the benefit of cost reduction and restructuring actions. Results in 2016 and 2015 included restructuring charges of $0.7 million and $0.5 million, respectively.

GAAP to Non-GAAP Reconciliation

A reconciliation of GAAP to non-GAAP financial measures referenced in this release is included as Appendix A to this release.

2017 End Market Outlook

Management estimates that 2017 North American Class 8 truck production will be in the range of 200,000 to 220,000 units and 2017 North American Class 5-7 truck production will be stable. We are seeing strong order activity in the North American Truck aftermarket early in the year. Additionally, the construction markets we serve are looking positive in Europe, Asia, and North America. Global agriculture markets may be flattening out but are still challenged.

CONFERENCE CALL

A conference call to discuss the contents of this press release is scheduled for Friday, March 10, 2017, at 10:00 a.m. ET. To participate, dial (866) 300-8704 using conference code 69217681.

This call is being webcast by Nasdaq and can be accessed at Commercial Vehicle Group’s Web site at www.cvgrp.com, where it will be archived for one year.

A telephonic replay of the conference call will be available for a period of two weeks following the call. To access the replay, dial (855) 859-2056 using access code 69217681.

About Commercial Vehicle Group, Inc.
Commercial Vehicle Group, Inc. (and its subsidiaries) is a leading supplier of a full range of cab related products and systems for the global commercial vehicle market, including the medium- and heavy-duty truck market, the medium-and heavy-construction vehicle markets, the military, bus, agriculture, specialty transportation, mining, industrial equipment and off-road recreational (ATV/UTV) markets. Information about the Company and its products is available on the internet at www.cvgrp.com.

Forward-Looking Statements
This press release contains forward-looking statements that are subject to risks and uncertainties. These statements often include words such as "believe," "expect," "anticipate," "intend," "plan," "estimate," or similar expressions. In particular, this press release may contain forward-looking statements about Company expectations for future periods with respect to its plans to improve financial results and enhance the Company, the future of the Company’s end markets, Class 8 North America build rates, performance of the global construction equipment business, expected cost savings, enhanced shareholder value and other economic benefits of the consulting services, the Company’s initiatives to address customer needs, organic growth, the Company’s economic growth plans to focus on certain segments and markets and the Company’s financial position or other financial information. These statements are based on certain assumptions that the Company has made in light of its experience in the industry as well as its perspective on historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. Actual results may differ materially from the anticipated results because of certain risks and uncertainties, including but not limited to: (i) general economic or business conditions affecting the markets in which the Company serves; (ii) the Company's ability to develop or successfully introduce new products; (iii) risks associated with conducting business in foreign countries and currencies; (iv) increased competition in the heavy-duty truck, construction, aftermarket, military, bus, agriculture and other markets; (v) the Company’s failure to complete or successfully integrate strategic acquisitions; (vi) the impact of changes in governmental regulations on the Company's customers or on its business; (vii) the loss of business from a major customer or the discontinuation of particular commercial vehicle platforms; (viii) the Company’s ability to obtain future financing due to changes in the lending markets or its financial position; (ix) the Company’s ability to comply with the financial covenants in its revolving credit facility; (x) the Company’s ability to realize the benefits of its cost reduction and strategic initiatives; (xi) a material weakness in our internal control over financial reporting which could, if not remediated, result in material misstatements in our financial statements; (xii) volatility and cyclicality in the commercial vehicle market adversely affecting us; and (xiii) various other risks as outlined under the heading "Risk Factors" in the Company's Annual Report on Form 10-K for fiscal year ending December 31, 2016 There can be no assurance that statements made in this press release relating to future events will be achieved. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time. All subsequent written and oral forward-looking statements attributable to the Company or persons acting on behalf of the Company are expressly qualified in their entirety by such cautionary statements.

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COMMERCIAL VEHICLE GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands, except share and per share amounts)

	2016	2015 (as adjusted)
	(Unaudited)	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash	$130,160	$92,194
Accounts receivable, net of allowances of $3,881 and $4,539, respectively	97,793	130,240
Inventories	71,054	75,658
Other current assets	9,941	10,185
Total current assets	308,948	308,277
Property, plant and equipment, net of accumulated depreciation of $137,879 and $134,598, respectively	66,041	70,961
GOODWILL	7,703	7,834
INTANGIBLE ASSETS, net of accumulated amortization of $7,048 and $6,858, respectively	15,511	16,946
DEFERRED INCOME TAXES, NET	28,587	25,253
OTHER ASSETS	1,975	4,771
TOTAL ASSETS	$428,765	$434,042
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$60,556	$66,657
Accrued liabilities and other	45,699	48,196
Total current liabilities	106,255	114,853
LONG-TERM DEBT	233,154	232,363
PENSION AND OTHER POST-RETIREMENT BENEFITS	18,938	17,233
OTHER LONG-TERM LIABILITIES	2,728	3,663
Total liabilities	361,075	368,112
STOCKHOLDERS’ EQUITY:
Common stock, $.01 par value (60,000,000 shares authorized; 29,871,354 and 29,448,779 shares issued and outstanding, respectively);	299	294
Treasury stock, at cost: 1,014,413 and 879,404 shares, respectively	(7,753)	(7,039)
Additional paid-in capital	237,367	234,760
Retained deficit	(113,378)	(122,431)
Accumulated other comprehensive loss	(48,845)	(39,654)
Total stockholders’ equity	67,690	65,930
TOTAL LIABILITIES AND EQUITY	$428,765	$434,042

COMMERCIAL VEHICLE GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2015	2016	2015
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Revenues	$149,966	$184,692	$662,112	$825,341
Cost of Revenues	131,690	160,341	574,882	714,519
Gross Profit	18,276	24,351	87,230	110,822
Selling, General and Administrative Expenses	14,040	18,731	60,542	71,469
Amortization Expense	326	328	1,305	1,327
Operating Income	3,910	5,293	25,383	38,026
Interest and Other Expense	3,966	5,902	18,549	21,207
(Loss) Income Before Provision for Income Taxes	(56)	(609)	6,834	16,819
(Benefit) Provision for Income Taxes	(411)	1,683	49	9,758
Net Income (Loss)	355	(2,292)	6,785	7,061
Less: Non-controlling interest in subsidiary's income	—	—	—	1
Net Income (Loss) Attributable to CVG Stockholders	$355	$(2,292)	$6,785	$7,060

Earnings (Loss) per Common Share:
Basic	$0.01	$(0.08)	$0.23	$0.24
Diluted	$0.01	$(0.08)	$0.23	$0.24

Weighted Average Shares Outstanding:
Basic	29,770	29,387	29,530	29,209
Diluted	30,160	29,666	29,878	29,399

COMMERCIAL VEHICLE GROUP, INC. AND SUBSIDIARIES
BUSINESS SEGMENT FINANCIAL INFORMATION (Unaudited)
(Amounts in thousands)

	For the three months ended December 31, 2016
	Global Truck & Bus		Global Construction & Agriculture		Corporate / Other		Total
	2016	2015	2016	2015	2016	2015	2016	2015
Revenues
External Revenues	$91,258	$126,969	$58,707	$57,723	$—	$—	$149,965	$184,692
Intersegment Revenues	354	161	1,649	2,649	(2,003)	(2,810)	—	—
Total Revenues	$91,612	$127,130	$60,356	$60,372	$(2,003)	$(2,810)	$149,965	$184,692
Gross Profit	11,645	17,691	6,960	6,398	(330)	262	18,275	24,351
Selling, General & Administrative Expenses	5,091	3,735	4,381	5,618	4,568	9,378	14,040	18,731
Operating Income	6,264	13,663	2,543	746	(4,898)	(9,116)	3,909	5,293

	For the twelve months ended December 31, 2016
	Global Truck & Bus		Global Construction & Agriculture		Corporate / Other		Total
	2016	2015	2016	2015	2016	2015	2016	2015
Revenues
External Revenues	$415,154	$564,651	$246,958	$260,690	$—	$—	$662,112	$825,341
Intersegment Revenues	1,125	618	7,066	10,937	(8,191)	(11,555)	—	—
Total Revenues	$416,279	$565,269	$254,024	$271,627	$(8,191)	$(11,555)	$662,112	$825,341
Gross Profit	54,665	85,702	34,060	28,627	(1,495)	(3,507)	87,230	110,822
Selling, General & Administrative Expenses	22,557	25,263	18,240	20,442	19,745	25,764	60,542	71,469
Operating Income	30,943	59,252	15,680	8,044	(21,240)	(29,270)	25,383	38,026

COMMERCIAL VEHICLE GROUP, INC. AND SUBSIDIARIES
Appendix A: Reconciliation of GAAP to Non-GAAP Financial Measures (Unaudited)
(Amounts in thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2015	2016	2015
Operating Income, as reported	$3,910	$5,293	$25,383	$38,026
Restructuring [1]	1,219	846	3,507	2,332
Impaired Asset [3]	—	—	616	—
Adjusted Operating Income	$5,129	$6,139	$29,506	$40,358

Operating Income Margin, as reported	2.6%	2.9%	3.8%	4.6%
Restructuring [1]	0.8	0.4	0.6	0.3
Impaired Asset [3]	—	—	0.1	—
Adjusted Operating Income Margin	3.4%	3.3%	4.5%	4.9%

Net Income, as reported	$355	$(2,292)	$6,785	$7,061
Restructuring [1]	1,219	846	3,507	2,332
Insurance Recovery [2]	(675)	—	(675)	—
Impaired Asset [3]	—	—	616	—
Bond Redemption [4]	—	767	—	767
Income Tax [5]	(245)	(726)	(1,552)	(1,394)
Adjusted Net Income	$654	$(1,405)	$8,681	$8,766

Basic EPS, as reported	$0.01	$(0.08)	$0.23	$0.24
Restructuring, net of tax[1]	0.02	0.02	0.06	0.04
Insurance Recovery, net of tax [2]	(0.01)	—	(0.01)	—
Impaired Asset, net of tax[3]	—	—	0.01	—
Bond Redemption, net of tax[4]	—	0.01	—	0.01
Adjusted Basic EPS	$0.02	$(0.05)	$0.29	$0.29

Diluted EPS, as reported	$0.01	$(0.08)	$0.23	$0.24
Restructuring, net of tax[1]	0.02	0.02	0.06	0.04
Insurance Recovery, net of tax [2]	(0.01)	—	(0.01)	—
Impaired Asset, net of tax[3]	—	—	0.01	—
Bond Redemption, net of tax[4]	—	0.01	—	0.01
Adjusted Diluted EPS	$0.02	$(0.05)	$0.29	$0.29
[1] Costs associated with restructuring, including employee severance and retention costs, lease cancellation costs, building repairs and costs to transfer equipment.
[2] Recovery for insurance claim.
[3] Write down to market value of assets held for sale.
[4] Costs associated with the redemption of $15 million of the Company's Senior Secured Notes, including an early payment premium and write off of associated deferred financing costs.
[5] Adjusted Net Income and EPS is calculated by applying an assumed 45 percent tax rate to the special items. This rate may not reflect the effective tax rate for the periods presented.

COMMERCIAL VEHICLE GROUP, INC. AND SUBSIDIARIES
Appendix A: Reconciliation of GAAP to Non-GAAP Financial Measures (Unaudited)
(Amounts in thousands, except per share data)

	Twelve Months Ended December 31,
	2016	2015
Net Income	$6,785	$7,061
Interest Expense	19,318	21,364
Income Tax Expense	49	9,758
Depreciation Expense	15,146	16,383
Amortization Expense	1,305	1,327
EBITDA	$42,603	$55,893
Restructuring[1]	3,507	2,332
Insurance Recovery[2]	(675)	—
Impaired Asset[3]	616	—
Adjusted EBITDA	$46,051	$58,225

[1] Costs associated with restructuring, including employee severance and retention costs, lease cancellation costs, building repairs and costs to transfer equipment.
[2] Recovery for insurance claim.
[3] Write down to market value of assets held for sale.

Use of Non-GAAP Measures

This earnings release contains financial measures that are not calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). In general, the non-GAAP measures exclude items and charges that (i) management believes reflect the Company’s multi-year corporate activities; or (ii) relate to activities or actions that may have occurred over multiple or in prior periods without predictable trends. Management uses these non-GAAP financial measures internally to evaluate the Company’s performance, engage in financial and operational planning and to determine incentive compensation.

Management provides these non-GAAP financial measures to investors as supplemental metrics to assist readers in assessing the effects of items and events on the Company’s financial and operating results and in comparing the Company’s performance to that of its competitors and comparable reporting periods. However, the non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements set forth above should be carefully evaluated.